UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Shareholders of Avista Corp. was held on May 11, 2017. Five proposals were submitted to shareholders as disclosed in Avista Corp.'s Definitive Proxy Statement filed on March 31, 2017, four of which were approved. There were 64,384,248 shares of common stock issued and outstanding as of March 10, 2017, the proxy record date, with 58,697,248 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: Election of ten directors, for one-year terms expiring at the 2018 Annual Meeting of Shareholders, and until their successors are elected.

Director	For	Against	Abstain	Broker Non-Votes
Erik J. Anderson	49,369,211	419,915	216,030	8,692,092
Kristianne Blake	49,107,624	732,709	164,823	8,692,092
Donald C. Burke	49,494,887	285,278	224,991	8,692,092
Rebecca A. Klein	49,524,207	299,147	181,802	8,692,092
Scott H. Maw	49,478,216	326,361	200,579	8,692,092
Scott L. Morris	48,645,857	1,181,171	178,128	8,692,092
Marc F. Racicot	49,383,485	423,786	197,885	8,692,092
Heidi B. Stanley	49,467,695	366,966	170,495	8,692,092
R. John Taylor	45,917,907	3,862,199	225,050	8,692,092
Janet D. Widmann	49,493,493	342,293	169,370	8,692,092

All directors were elected for one-year terms expiring as of the date of the 2018 Annual Meeting of Shareholders as the number of votes cast “for” each nominee exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the election.

Proposal 2: Amendment of the Company's Restated Articles of Incorporation (Articles) to reduce certain shareholder approval requirements. This proposal would have reduced the voting requirements for certain amendments to the Articles and transactions with an “Interested Shareholder” (as defined in the Articles) to the holders of the majority of the outstanding shares of common stock (from the current 80 percent requirement contained in the Articles).

For	Against	Abstain	Broker Non-Votes
48,554,819	1,152,726	297,611	8,692,092

This proposal was not approved as it did not receive the affirmative vote of the holders of 80 percent of the issued and outstanding shares of Avista Corp. common stock. Abstentions and broker non-votes had the same effect as negative votes.

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2017.

For	Against	Abstain	Broker Non-Votes
57,589,730	875,436	232,082	N/A

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

Proposal 4: Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
47,988,493	1,593,111	423,552	8,692,092

This advisory (non-binding) resolution was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

Proposal 5: Advisory (non-binding) vote on the frequency of advisory votes on executive compensation, recommending whether advisory votes should occur every one, two or three years.

1 Year	2 Years	3 Years	Abstain
36,402,278	610,098	12,627,075	365,705

The 1 year frequency of advisory (non-binding) votes on executive compensation was approved as the number of votes cast for "1 Year" exceeded the number of votes cast for "2 Years" and "3 Years." Abstentions had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 17, 2017	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer